EXECUTION COPY

DATABAHN INC.

SECURED PROMISSORY NOTE PURCHASE AGREEMENT

This Secured Note Purchase Agreement (this "Agreement") is made as of March 9, 2005 by and among dataBahn Inc., a Texas corporation (the "Company"), and Creative Vistas, Inc., an Arizona corporation (the "Investor").

WHEREAS, the Company desires to issue and sell, and the Investor desires to purchase, a secured promissory note substantially in the form attached to this Agreement as Exhibit A (the "Note") in the principal amount of $125,000.

NOW, THEREFORE, in consideration of the above recital and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1

Purchase and Sale of Note

1.1 Authorization. The Company will, prior to the Closing (as defined below), authorize the sale and issuance of the Note having an original principal amount of $125,000 in the aggregate (the "Principal Amount").

1.2 Sale and Issuance of Note. Subject to the terms and conditions hereof, at the Closing (as defined below) the Company will issue and sell to the Investor, and the Investor will purchase from the Company, a Note in the Principal Amount.

SECTION 2

Closing Dates: Delivery

2.1 Closing Date. The purchase, sale, and issuance of the Note hereunder shall take place at a closing (the "Closing"). The Closing shall be held at the offices of Torys LLP on the date hereof.

2.2 Delivery. At the Closing, the Company will deliver to the Investor a Note to be purchased by the Investor against payment of the purchase price therefor by check or wire transfer to a bank account designated by the Company.

SECTION 3

Representations and Warranties of the Company

Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B (the "Schedule of Exceptions"), the Company represents and warrants to the Investor as of the date of this Agreement as follows:

3.1 Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Texas. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure

to be so qualified (individually or in the aggregate) would not be reasonably likely have a Material Adverse Effect.

3.2 Corporate Power. The Company has all necessary corporate power and authority to enter into and perform this Agreement and the Related Agreements, to issue and sell the Note, and to carry on the businesses now conducted or presently proposed to be conducted by it. The Company has taken all corporate action necessary to authorize this Agreement, the Related Agreements and the issuance of the Note to be issued and sold hereunder.

3.3 Subsidiaries. The Company has no Subsidiaries.

3.4 Capitalization. The authorized capital stock of the Company is set forth in Item 3.4(a) of the Schedule of Exceptions. All of the shares of capital stock of the Company are validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by applicable securities laws or as otherwise set forth in Item 3.4(b) of the Schedule of Exceptions. All of the outstanding shares of capital stock of the Company and securities convertible into or exchangeable for shares of such capital stock have been offered and sold in compliance with applicable federal and state securities laws. Other than as set forth in Item 3.4(c) of the Schedule of Exceptions with respect to the Company, there are no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act or (iv) any restrictions on voting any of its securities.

3.5 Authorization. All corporate action on the part of the Company necessary for the due authorization, execution and delivery of this Agreement and the Related Agreements and all other agreements and instruments contemplated hereby or thereby and the consummation of the transactions contemplated herein and therein, and for the due authorization and issuance of the Note has been taken prior to the Closing. This Agreement and the Related Agreements are legal, valid and binding agreements of the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and the Related Agreements will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of any Legal Requirement to which the Company is subject, or the Company's Charter or By-Laws, or any Contractual Obligation to which the Company is a party or by which it is bound.

3.6 Conformity With Legal Requirements. The operations of the Company as now conducted are not in violation of, nor is the Company in default under, any Legal Requirements presently in effect or the Company's Charter or By-Laws, except for such violations and defaults as would not be reasonably likely, in the aggregate, to have a Material Adverse Effect. The Company has all franchises, licenses, permits or other authority presently necessary for the conduct of its business as now conducted.

3.7 Taxes. The Company has filed all material tax and information returns which are required to be filed by it, and has paid, or made adequate provision for the payment of, all taxes which have or may become due. The Company has no knowledge of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the most recent balance sheet of the Company in respect of taxes or other governmental charges are adequate. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid over such amounts to the appropriate taxing authorities. Item 3.7 of the Schedule of Exceptions sets forth (i) all federal tax elections that currently are

in effect with respect to Company and (ii) all elections for purposes of foreign, state or local taxes and all consents or Agreements for purposes of federal, foreign, state or local taxes in each case that reasonably could be expected to affect or be binding upon Company or its Assets or operations after the Closing. The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence.

3.8 Litigation. No litigation or proceeding before, or investigation by, any foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator is pending or, to the Company's knowledge, threatened (nor to the Company's knowledge, does any basis exist therefor) against the Company or, to the Company's knowledge, any officer of the Company, which individually or in the aggregate could result in any material liability being incurred by the Company or which would otherwise be reasonably likely to result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby.

3.9 Financial Statements. The Investors have been furnished with complete and correct copies of the following financial statements of the Company (the "Financial Statements"): (a) the unaudited balance sheet of the Company as of December 31, 2004 and the respective related statements of income, retained earnings and cash flows, (b) the unaudited balance sheet of the Company as of January 31, 2005, together with the related statements of income, cash flows and stockholders' equity for the one-month period then ended. The Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial condition of the Company at the date thereof and the results of its operations for the period covered thereby.

3.10 Material Contracts. Attached as Exhibits C and D, respectively, are true, complete and correct copies of the Company's contracts with UnaSat Communications, LLC and QinetiQ Limited (collectively and as in effect on the date hereof, the "Contracts"). The Company is not in default under any Contract and no claim of such a default has been made against the Company and no event has occurred which with the giving of notice or the lapse of time or both would constitute such default under any Contract. To the knowledge of the Company, no other party to any Contract is in default thereunder. Each of the Contracts has been entered into in the ordinary course of business and is at arms' length. Each of the Contracts is in full force and effect and is a legal, valid and binding obligation of the Company and (to the knowledge of the Company) each other party thereto, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.

3.11 Consents. No consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's valid execution, delivery or performance of the Related Agreements, or the offer, issue or sale of the Note by the Company, or the consummation of any other transaction pursuant to this Agreement on the part of the Company.

3.12 Real Property Holding Corporation. The Company is not a "United States real property holding corporation" as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b).

3.13 Disclosure. To the Company's knowledge, neither this Agreement, any Related Agreement nor any certificate, statement or document furnished in writing by or on behalf of the Company to the Investor in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4

Representations and Warranties of the Investor

4.1 Representations and Warranties. The Investor hereby represents and warrants to the Company, as of the date of this Agreement as follows:

(a) It is an "accredited investor" as defined in Regulation D of the Securities Act and is acquiring the Note for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof; provided, however, that the disposition of the Investor's property shall at all times remain in the Investor's control.

(b) It has had an opportunity to discuss the Company, business, management and financial affairs with the Company's management and has received (or had made available to it) any financial and business documents requested by it.

(c) It understands that the Note to be purchased hereunder has not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

4.2 Legend. The Note shall bear a legend in substantially the following form:

"This Note not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or unless the Company has been furnished with an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

SECTION 5

Covenants of the Company

5.1 Covenants of the Company. The Company hereby covenants and agrees that from the date hereof until such time as the Note shall have been indefeasibly paid in full that it shall:

(a) utilize the proceeds of the Note for no purpose other than to fund non-recurring engineering costs do to QinetiQ Limited under the Contract attached as Exhibit D and for the payment of expenses incurred thereunder in connection with the fulfillment of such Contract's objectives;

(b) operate its business in a manner consistent with prior practice and maintain the goodwill of its employees and other persons with which it has commercial dealings;

(c) not increase the salary, and make no other payments, disbursements or distributions in any manner or form to shareholders, directors, officers or employees (or Affiliates or other related parties thereof) and it shall not change its cash or cash equivalent accounts, other than normal and necessary transactions in the ordinary course of business;

(d) maintain revenues and accounts receivable on a normal basis and shall not make any changes in methods or procedures for billing, collection or recording of customer accounts receivable or reserves for doubtful accounts;

(e) maintain levels of inventory items at levels sufficient to operate its business in the ordinary course;

(f) maintain and service facilities in accordance with normal policies and shall make and perform repairs, maintenance and betterments to such facilities as necessary in the normal course of business;

(g) maintain on a reasonably current basis its accounts payable and accrued expenses;

(h) pay all installments of debt, leases, contractual obligations and other amounts due third parties, if any, as they become due;

(i) not incur any debt for borrowed money, leases, loans, encumbrances, liens, attachments, contractual obligations or other indebtedness, except as provided in this Letter of Intent or as shall be necessary in the ordinary course of business; and

(j) shall file all federal, state, municipal and other tax returns, reports and declarations required to be filed by it, after taking into account extensions of time to file, and it shall satisfy all taxes, interest, penalties, fines or assessments related thereto before any of the foregoing shall become delinquent.

5.2 Exclusivity. The Investor's willingness to make the purchase hereunder is conditioned upon the Company entering into a period of exclusivity. Other than with respect to the Investor and its Affiliates, the Company agrees not to, and agrees to cause its Affiliates, and its and its Affiliates' officers, management directors, members, employees, financial or legal advisors and other personnel under its control not to, directly or indirectly, (i) solicit, encourage or engage in discussions or other communications with, (ii) provide any information to or otherwise cooperate with, or (iii) negotiate, or enter into any transaction with, any party concerning the sale, transfer, combination by way of joint venture, merger or other transaction or disposition of the Company, any of its capital stock (whether or not newly issued) or any part of its business. The period of exclusivity shall begin on the date hereof and terminate on June 30, 2005.

SECTION 6

Miscellaneous

6.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York.

6.2 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby.

6.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heir, executors and administrators of the parties hereto. The Note (upon delivery of a legal opinion reasonably satisfactory to the Company with respect to the matters described in Section 4.2) and the rights of the Investor hereunder may be transferred upon the provision of notice to the Company, and the Company shall make appropriate notations in the Register (as such term is defined in the Note) upon any transfer of the Note. The Company may not assign any of its obligations hereunder without the prior written consent of the Investor, which consent may be withheld in the Investor's sole and absolute discretion.

6.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated without the written consent of the Company and the Investor.

6.6 Notices, etc. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or the Investor under this Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Investor:

c/o Creative Vistas Inc.
2100 Forbes Street
Suite 8-10
Whitby, Ontario L1N 9T3
Telephone: 905-666-8676
Facsimile: 905-666-9795
Attention: Christopher Pay

with a copy to:

Torys LLP
237 Park Avenue
New York, NY 10017-3142
Telephone: 212-880-6000
Facsimile: 212-682-0200
Attention: Andrew J. Beck, Esq.

Company:

dataBahn Inc.
14812 Venture Drive
Farmers Branch, TX 75234
Telephone: 972-620-1430
Facsimile: 214-242-2116
Attention: Mark Goff

with a copy to:

Moseley Martens, LLP
3878 Oak Lawn Ave., suite 400
Dallas, TX 75219
Telephone: 214-525-3916
Facsimile: 214-525-3939
Attention: Thomas J. Howell, Esq.

6.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default under this Agreement, or any waiver on the part of the Investor of any provisions of conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

6.8 Finder's Fee. The Company hereby agrees to indemnify and to hold the Investor and each of its respective Affiliates harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are, or alleged to be, responsible. The Investor hereby agrees to indemnify and to hold the Company and each of its respective Affiliates harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its employees or representatives are, or alleged to be, responsible

6.9 Expenses. Unless expressly provided otherwise in the Security Agreement and/or the Note, the Company and the Investor shall each pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Related Agreements and all other agreements, documents and other instruments delivered in connection herewith and therewith.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument. Signature pages to this Agreement received by the Company via facsimile (or similar means of transmission) shall be considered originals.

6.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic benefit of this agreement to any party.

6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

6.13 Tax Matters. At least five (5) Business Days prior to the first date on which interest is payable hereunder for the account of the Investor, the Investor agrees that it will deliver to the Company two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN (or any subsequent replacement or substitute form thereof) or any other applicable form required to comply with the certification and identification requirements under the Code. The Investor further undertakes to deliver to the Company two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company, in each case, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing

and delivering any such form with respect to it. If the Investor is not a "United States person" within the meaning of Section 7701(a)(30) of the Code and it delivers a form to the Company pursuant to this Section 6.13, it certifies that it is not a person described in Sections 871(h)(3) or 881(c)(3) of the Code.

SECTION 7

Definitions

Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided in GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this Section 8 as follows:

"Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

"By-laws" means all written rules, regulations, procedures and by-laws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, each as from time to time amended or modified.

"Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

"Closing" is defined in Section 2.1.

"Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, as from time to time amended and in effect.

"Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

"Company" is defined in the Preamble.

"Contracts" is defined in Section 3.10.

"Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

"Financial Statements" is defined in Section 3.9.

"Investor" is defined in the Preamble.

"Legal Requirement" means any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court,

arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

"Letter of Intent" means the Letter of Intent, dated as of December 28, 2004, between the Company and Creative Vistas Inc.

"Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition, income or prospects of the Company.

"Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

"Related Agreements" means the Note and the Security Agreement.

"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be from time to time amended and in effect.

"Subsidiary" means any Person of which the Company now or hereafter shall (a) own directly or indirectly at least 50% of the outstanding capital stock (or other equity interests) entitled to vote generally or (b) constitute a general partner.

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above written.

COMPANY:

DATABAHN INC.

By: ______________________
Name:
Title:

INVESTOR:

CREATIVE VISTAS, INC.

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above written.

COMPANY:

DATABAHN INC.

By: ______________________________
Name:
Title:

INVESTOR:

CREATIVE VISTAS, INC.

By: [signature]
Name: SAYAN NAVARATNAM
Title: CEO

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above written.

COMPANY:

DATABAHN INC.

By: [signature]
Name: Mark A. Goff
Title: President

INVESTOR:

CREATIVE VISTAS, INC.

By:____________________
Name:
Title: